Exhibit 23.4

CONSENT OF NOMINEE FOR EXECUTIVE OFFICER

I hereby consent to the reference to me in this Registration Statement on Form F-4 of North Atlantic Drilling Ltd., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Robert Hingley-Wilson
Name:	Robert Hingley-Wilson
Date:	December 11, 2012